UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 21, 2024
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Address:	3001 Summer Street,		Stamford,	Connecticut	06926
Telephone Number:	(203)	356-5000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Separation of Interim Chief Executive Officer
The employment of Jason Dies as Interim Chief Executive Officer of Pitney Bowes Inc. (the “Company”) ended effective May 21, 2024. The separation of Mr. Dies as Interim Chief Executive Officer of the Company was not due to any disagreement with the Company.
Pursuant to Mr. Dies’ separation from the Company, as set forth in the terms of that certain April 2024 retention agreement between Mr. Dies and the Company (the “Retention Agreement”), Mr. Dies will be eligible to receive, subject to his entry into a release agreement, an amount equal to $2,362,500, less applicable taxes and withholdings, which amount represents 1.5 times Mr. Dies’ annual base salary (without giving effect to the monthly stipend he has received for service as the Company’s Interim Chief Executive Officer) plus 1.5 times his target annual bonus (the “Separation Amount”). In addition to the Separation Amount, Mr. Dies is also entitled (subject to his satisfaction of the release agreement requirement) to a pro-rata annual bonus corresponding to the time he served as Interim CEO in 2024 (the “Pro-Rata Bonus”) and 18 months of COBRA coverage for himself and his eligible dependents at active employee rates. The Pro-Rata Bonus, if any, will be paid to Mr. Dies when annual bonuses for then-active employees of the Company are paid, but no later than March 15, 2025. Further, with this separation, Mr. Dies also became entitled to an additional payment of $600,000, less applicable taxes and withholdings, payable on September 8, 2024 pursuant to the Retention Agreement. Finally, Mr. Dies is entitled to receive continued vesting in certain long-term incentive awards under the terms of the Retention Agreement. Specifically, the performance-based restricted stock unit award agreements dated February 14, 2023 (with respect to 97,413 units) and October 2, 2023 (with respect to 38,205 units) will remain outstanding and continue to vest and be settled in accordance with their terms. The 644,000 cash incentive units granted to Mr. Dies on February 15, 2022 and the 426,666 cash incentive units granted to Mr. Dies on February 14, 2023 will also remain outstanding and actually vest over the applicable performance period of the award as provided in the cash incentive unit award agreements.

Appointment of Chief Executive Officer
The Board approved the appointment of Lance Rosenzweig to serve as Interim CEO of the Company, effective May 22, 2024. Mr. Rosenzweig will also continue to serve as a member of the Board.
In connection with his appointment as CEO, the Company provided an employment offer letter to Mr. Rosenzweig describing the terms and conditions of his employment as Interim CEO with the Company (the “Rosenzweig Employment Letter”). Pursuant to the terms of the Rosenzweig Employment Letter, Mr. Rosenzweig will be entitled to the following: (a) a base salary of $95,000, paid bi-weekly less applicable withholdings and other payroll deductions (the “Base Salary”) and (b) target annual equity-based awards with a target grant date value of $4 million (the “LTIP Awards”). The LTIP Awards shall be split into equity-based awards consisting of 40% restricted stock units that vest in in four equal installments with 25% vesting on Mr. Rosenzweig’s start date; 25% vesting on August 21, 2024; 25% vesting on November 20, 2024; and the final 25% vesting on February 19, 2025, and 60% PSUs that vest, subject to the achievement of certain metrics as determined by the Board. The LTIP Awards are subject to Mr. Rosenzweig’s continued employment with the Company as Interim CEO through the applicable vesting date, and further all awards shall vest proportional only for the period of time Mr. Rosenzweig serves as Interim CEO, unless the Board otherwise determines. A copy of the Rosenzweig Employment Letter is filed as Exhibit 10.1 to this Report and incorporated herein by reference.
Mr. Rosenzweig’s employment as Interim CEO will be “at-will” and can be terminated by Mr. Rosenzweig or the Company at any time for any reason.
Following Mr. Rosenzweig’s appointment as Interim CEO, he shall remain a member of the Board. However should he cease to be the Company’s Interim CEO for any reason, he will be required to tender his resignation from the Board and the Board shall decide whether to accept such resignation. Mr. Rosenzweig will not receive additional compensation for serving as a director during such period of time he is serving as Interim CEO.
Mr. Rosenzweig, age 61, previously served as Chief Executive Officer of Support.com, Inc., a leading provider of customer and technical support solutions and security software, from August 2022 to October 2022. Previously, he served as Chief Executive Officer of Startek Inc., a global business process outsourcing company, from July 2018 to January 2020. Previously, Mr. Rosenzweig held various leadership roles, including Vice President at GE Capital from 1991 to 1993, Vice President of Dean Witter, Discover & Co. from 1989 to 1991, Senior Vice President of Capel Court Financial Services from 1987 to 1989, and Corporate Planning Manager at Jefferson Smurfit Corp. from 1985 to 1987. Mr. Rosenzweig has served on the Board of the Company since April 2024 and also serves on the board of directors of GC Parent, LLC and chair of the board of directors at Internap Holding, LLC, and has served as a member of the board of directors at several public and private companies, including Boingo Wireless, Inc., from 2014 to 2021, and NextGen Healthcare, Inc., from 2012 to 2021.
The selection of Mr. Rosenzweig to serve as the Company’s Interim CEO was not pursuant to any arrangement or understanding with any other person and there are no family relationships between Mr. Rosenzweig and any director or executive officer of the Company. Mr. Rosenzweig is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Employement Letter between Lance Rosenzweig and Pitney Bowes, Inc. dated May 21, 2024.
104	The cover page of Pitney Bowes Inc.'s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Lauren Freeman-Bosworth
Name: Lauren Freeman-Bosworth
Date: May 23, 2024	Title: Executive Vice President, General Counsel and Corporate Secretary